Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004
Tel: 202.739.3000
Fax: 202.739.3001
www.morganlewis.com

November 3, 2009


The World Funds, Inc.
8730 Stony Point Parkway, Suite 205
Richmond, Virginia 23235

Re:   Opinion of Counsel Regarding  Post-Effective Amendment No.
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      73 to the Registration  Statement Filed on Form N-1A under
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      the  Securities  Act of  1933  (File  Nos.  333-29289  and
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      811-08255)

Ladies and Gentlemen:

We have acted as counsel to The World Funds, Inc., a Maryland corporation (the "Company"), in connection with Post-Effective Amendment No. 73 to the Company's registration statement on Form N-1A (the "Amendment"). This opinion is being delivered to you in connection with the Company's filing of the Amendment, which relates to the issuance of the Company's shares of common stock, par value $0.01 per share (collectively, the "Shares") of the REMS Real Estate Value-Opportunity Fund. The Amendment will be filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to Rule 485(b) under the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

(a) a certificate of the State of Maryland as to the Company, being duly incorporated and existing under and by the virtue of the State of Maryland;

(b) the Articles of Incorporation of the Company and any amendments or supplements thereto (the "Articles of Incorporation") and the By-Laws of the Company, and any amendments or supplements thereto (the "By-Laws");

(c) a certificate executed by Karen Shupe, Secretary of the Company, certifying as to the validity of the Company's Articles of Incorporation and By-Laws; and certain resolutions adopted by the Board of Directors of the Company authorizing the issuance of the Shares;

(d) a certificate executed by Karen Shupe, Secretary of the Company, certifying as to the number of Shares of common stock validly registered with the State of Maryland and properly allocated and outstanding for the REMS Real Estate Value-Opportunity Fund, a series of the Company; and

(e)   a draft of the Amendment.

In our capacity as counsel to the Company, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Company. We have assumed that the Amendment, as filed with the Commission, will be in substantially the form of the draft referred to in paragraph (e) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Articles of Incorporation and By-Laws, and for the consideration described in the Amendment, will be legally issued, fully paid and non-assessable under the General Corporation Laws of the State of Maryland.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/Morgan, Lewis & Bockius LLP